SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



Filed by the Registrant [X]

Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          EXCHANGE APPLICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    1) Title of each class of securities to which transaction applies:  N/A

    2) Aggregate Number of securities to which transaction applies:     N/A

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
       filing fee is calculated and state how it was determined):       N/A

    4) Proposed maximum aggregate value of transaction:                 N/A

    5) Total fee paid:                                                  N/A

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:                                        N/A

    2)  Form, Schedule or Registration Statement No.:                  N/A

    3)  Filing Party:                                                 N/A

    4)  Date Filed:                                                   N/A

                          EXCHANGE APPLICATIONS, INC.
                                89 SOUTH STREET
                               BOSTON, MA 02111

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF EXCHANGE APPLICATIONS, INC.:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Exchange Applications, Inc. (the "Company") will be held at the offices of Bingham Dana LLP, 16th Floor, 150 Federal Street, Boston, MA 02110, on Wednesday, June 14, 2000, at 10:00 a.m., local time, for the following purposes:

     1. To re-elect Mr. Dean F. Goodermote as a director of the Company to hold office for a three-year term and until his successor has been duly elected and qualified;

     2. To ratify the action of the Board of Directors in amending the 1998 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 5,400,000 to 9,400,000;

     3. To approve the amendment to the Company's Certificate of Incorporation to change the Company's name to Xchange, Inc.; and

     4. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed April 19, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the 2000 Annual Meeting of Stockholders. Accordingly, only stockholders of record at the close of business on April 19, 2000 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

                                     By order of the Board of Directors


                                     JOHN G. O'BRIEN
                                     Secretary

May 15, 2000



-------------------------------------------------------------------------------
NOTE: THE BOARD OF DIRECTORS SOLICITS THE EXECUTION AND PROMPT RETURN OF THE ACCOMPANYING PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW ANY PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.
-------------------------------------------------------------------------------

                          EXCHANGE APPLICATIONS, INC.
                                89 SOUTH STREET
                               BOSTON, MA  02111
                                ---------------

                                PROXY STATEMENT
                                ---------------

                              GENERAL INFORMATION


PROXY SOLICITATION

     This Proxy Statement is furnished to the holders of the common stock, $.001 par value per share ("Common Stock"), of Exchange Applications, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on June 14, 2000 (the "Meeting"), or at any adjournment or postponement thereof, pursuant to the accompanying Notice of 2000 Annual Meeting of Stockholders. The purposes of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of 2000 Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the Meeting.

     This Proxy Statement and proxies for use at the Meeting will be first mailed to stockholders on or about May 15, 2000, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Company. The Company may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Company. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for the Meeting and expects to pay approximately $2,000 in connection with such proxy solicitation.

REVOCABILITY AND VOTING OF PROXY

     A form of proxy for use at the Meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the Meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposals No. 1, No. 2, and No. 3 as set forth in the accompanying Notice of 2000 Annual Meeting of Stockholders and in accordance with their best judgment on any other matters that may properly come before the Meeting.

RECORD DATE AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 19, 2000 are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. As of April 19, 2000, the Company had outstanding 25,278,7891 shares of Common Stock, each of which is entitled to one vote upon the matters to be presented at the Meeting. The presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common stock as of April 19, 2000 of (i) each director or nominee for director of the Company, (ii) executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below, (iii) all directors and executive officers as a group and
(iv) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock. As of April 19, 2000, 25,278,789 shares of Common Stock were outstanding.

NAME **                                AMOUNT AND NATURE OF       PERCENTAGE OF
                                       BENEFICIAL OWNERSHIP    OUTSTANDING SHARES OF
                                        OF COMMON STOCK (1)   COMMON STOCK OWNED (1)

Andrew J. Frawley (2)...............         1,521,502                 6.0%
Ramanan Raghavendran................             5,036                  *
Jeffrey Horing......................           146,774                  *
Dean F. Goodermote (3)..............            20,000                  *
William Bryant (4)..................            14,864                  *
N. Wayne Townsend (5)...............           115,423                  *
David G. McFarlane (6)..............           351,868                 1.4%
David L. Fitzgerald (7).............           104,502                  *
F. Daniel Haley (8).................             5,376                  *



------------------------

     1 On January 28, 2000 the Company's Board of Directors approved a 2 for 1 stock split in the form of a stock dividend. The dividend was paid on March 17, 2000 to all shareholders of record on March 3, 2000. Accordingly, all share and per share amounts contained in this Proxy Statement have been adjusted to reflect the stock split.

NAME **                                AMOUNT AND NATURE OF       PERCENTAGE OF
                                       BENEFICIAL OWNERSHIP    OUTSTANDING SHARES OF
                                        OF COMMON STOCK (1)   COMMON STOCK OWNED (1)

Entities affiliated with Dresdner RCM          1,258,400              5.0%
Global Investors LLC (9).............
RS Investment Management Co. LLC
(10)                                           1,871,800              7.4%
The TCW Group, Inc. (11).............          1,219,316              4.8%
All directors and executive                    2,545,449             10.1%
 officers as a group (twelve
 persons)............................

--------
*    Indicates less than 1% of the outstanding shares of Common Stock.

** Addresses are given only for beneficial owners of more than 5% of the outstanding shares of Common Stock.

(1) Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or become exercisable within 60 days following April 19, 2000 are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 494,900 shares of Common Stock subject to options that are exercisable within 60 days of April 19, 2000. Mr. Frawley's business address is c/o Exchange Applications, Inc., 89 South Street, Boston, MA 02111.

(3) Includes 18,000 shares of Common Stock subject to options that are exercisable within 60 days of April 19, 2000.

(4) Includes 11,510 shares of Common Stock subject to options that are exercisable within 60 days of April 19, 2000.

(5) Includes 104,874 shares of Common Stock subject to options that are exercisable within 60 days of April 19, 2000.

(6) Includes 221,866 shares of Common Stock subject to options that are exercisable within 60 days of April 19, 2000.

(7) Includes 104,500 shares of Common Stock subject to options that are exercisable within 60 days of April 19, 2000.

(8) Includes 5,374 shares of Common Stock subject to options that are exercisable within 60 days of April 19, 2000.

(9) Four Embarcadero Center, San Francisco, CA 94111. Dresdner RCM Global Investors LLC is an investment advisor and a wholly-owned subsidiary of Dresdner RCM U.S. Holdings LLC, itself a wholly-owned subsidiary of Dresdner Bank AG, an international banking organization headquartered in Frankfurt, Germany.

(10) 388 Market Street, Suite 200, San Francisco, CA 94111. Includes 885,750 shares held by RS Investment Management, L.P., of which RS Investment Management Co. LLC is the general partner.

(11) 865 South Figueroa Street, Los Angeles, CA 90017. Robert Day may be deemed to control The TCW Group, Inc. Mr. Day's business address is c/o The TCW Group, Inc., 865 South Figueroa Street, Los Angeles, CA 90017.


                                PROPOSAL NO. 1

                             ELECTION OF DIRECTOR

NOMINEE FOR ELECTION AS DIRECTOR

     The Board of Directors is divided into three classes, with the members of the respective classes serving for staggered three-year terms. The first class is comprised of Jeffrey Horing and William Bryant, the second class is comprised of Dean F. Goodermote and the third class is comprised of Andrew J. Frawley and Ramanan Raghavendran. All directors of a class hold their positions until the annual meeting of stockholders at which their terms of office expire and until their successors have been duly elected and qualified.

     The term of office of Mr. Goodermote will expire at the Meeting. The Board of Directors has nominated Mr. Goodermote (the "Nominee") for re-election as a director of the Company to hold office until the annual meeting of stockholders to be held in 2003 and until his successor has been duly elected and qualified. If the Nominee shall be unable or unwilling to serve as a director, discretionary authority is reserved to vote for a substitute. The Board of Directors has no reason to believe that the Nominee will be unable or unwilling to serve.

     The affirmative vote of the holders of a plurality of the shares of Common Stock present at the Meeting, in person or by proxy, is required for the election of the Nominee.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 1 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

INFORMATION AS TO DIRECTORS AND NOMINEE FOR DIRECTOR

     The names of the directors of the Company (including the Nominee), their ages, their position(s) with the Company, the year in which each first became a director, the expiration of the term of office of each, the principal occupation and employment of each over at least the last five years, and other directorships, if any, of each are shown below.

                                                            DIRECTOR    TERM
      NAME                   AGE    POSITION(S) HELD         SINCE     EXPIRES

     Andrew J. Frawley        37    Chairman of the           1996        2001
                                    Board, President,
                                    Chief Executive
                                    Officer and Director

     Ramanan Raghavendran     32    Director                  1997        2001

     Jeffrey Horing           36    Director                  1997        2002

     Dean F. Goodermote       46    Director                  1998        2000

     William Bryant           42    Director                  1999        2002

     Mr. Frawley founded the Company in November 1994 and has served as its President and Chief Executive Officer since its incorporation in November 1996. Mr. Frawley was elected Chairman of the Board of Directors of the Company in January 1998. From July 1993 until founding the Company, Mr. Frawley served as a principal of Grant & Partners Limited Partnership, a management consulting company. From May 1989 to July 1993, Mr. Frawley held various positions at MarketPulse, a subsidiary of Praxis International Inc. and developer and provider of database marketing products, including serving as Vice President of North American Operations. Mr. Frawley has more than 10 years of experience in the high technology industry.

     Mr. Raghavendran has served as a Director of the Company since March 1997. Mr. Raghavendran has served as a member of Insight Venture Associates, LLC and Insight Venture Associates II, LLC, a private equity investment firm, since January 1997. From 1992 to 1996, Mr. Raghavendran was employed at General Atlantic Partners, an investment firm. Mr. Raghavendran also serves on the boards of directors of several privately held companies.

     Mr. Horing has served as a Director of the Company since March 1997. Mr. Horing has served as a managing member of Insight Venture Associates, LLC and Insight Venture Associates II, LLC, a private equity investment firm, since January 1995. From 1990 to 1994, Mr. Horing was employed at E.M. Warburg Pincus, an investment firm. Mr. Horing also serves on the boards of directors of several privately held companies.

     Mr. Goodermote has been a Director of the Company since January 1998. Mr. Goodermote has been the President and Chief Executive Officer of Process Software Corporation, a software development company, since August 1996. From August 1986 to August 1996, Mr. Goodermote held various positions at Project Software and Development, Inc., including President and Chief Operating Officer. He was Chairman of the Board of Directors at Project Software and Development, Inc. through February 1997. Mr. Goodermote has more than 15 years of experience in the high technology industry.

     Mr. Bryant has been a Director of the Company since October 1999. Mr. Bryant is the co-founder of Qpass, Inc., an internet commerce infrastructure company, where he served as Chief Executive Officer from December 1996 through June 1998 and is currently serving as Chairman. From March 1996 to December 1996, Mr. Bryant was President and founder of Netbot Inc., an internet comparison shopping agent which was acquired by Excite Incorporated. From January 1995 through March 1996 Mr. Bryant was President of Phinney Partners, a sole proprietorship strategic consulting firm.





THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors has established an Audit Committee and a Compensation Committee, but not a nominating committee. The Audit Committee met four times during the 1999 fiscal year. The functions of the Audit Committee include reviewing the scope and results of the annual audit of the Company's consolidated financial statements provided by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls, as well as other matters which may come before the Audit Committee. The members of the Audit Committee were Mr. Raghavendran and Mr. Goodermote. The Compensation Committee's principal functions are to review and approve salary plans and bonus awards, as well as other forms of compensation. The Compensation Committee met two times during the 1999 fiscal year. The members of the Compensation Committee were Mr. Horing and Mr. Goodermote through October 1999. In October 1999 Mr. Bryant replaced Mr. Goodermote on the Compensation Committee.

     During the 1999 fiscal year, the Board of Directors held four regularly scheduled meetings as well as numerous special meetings to discuss and approve transactions that were being contemplated by the Company throughout the year. No director attended fewer than seventy-five percent (75%) of the Board meetings and the meetings of Board committees on which he served. On six occassions during the 1999 fiscal year, the Board of Directors acted by unanimous written consent in lieu of a special meeting, pursuant to Delaware law.

COMPENSATION OF DIRECTORS

     Mr. Frawley is a director who is a full-time officer of the Company; he receives no additional compensation for serving on the Board of Directors or its committees. No other director is a full-time officer of the Company. The 1998 Director Stock Option Plan2 provides for the grant of stock options to non-employee directors. Pursuant to such plan, the Company granted 5,000 options to each of Mr. Goodermote, Mr. Horing and Mr. Raghavendran on September 10, 1999 at an exercise price of $13.19. Additionally, the Company granted Mr. Bryant 50,000 options on October 15, 1999 at an exercise price of $14.50. Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board or any committee thereof. The Company may enter from time to time into customary arrangements with respect to fees and other compensation (including expense reimbursement) for directors who are not employees of the Company or any of its subsidiaries.


                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The table below sets forth certain compensation information for the fiscal years ended December 31, 1999, 1998 and 1997 with respect to the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers") whose 1999 compensation exceeded $100,000.


                                                                       LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
        NAME AND                             ANNUAL             ------------------------
                                         COMPENSATION(1)        RESTRICTED    SECURITIES
                                        -----------------         STOCK       UNDERLYING      ALL OTHER
     PRINCIPAL POSITION       YEAR      SALARY      BONUS        AWARDS(2)     OPTIONS(#)    COMPENSATION
-------------------------     ----      ------      -----       ----------    -----------    ------------

-------------------------

     2 All option amounts and exercise prices contained in this Proxy Statement have been adjusted to give retroactive effect to the Company stock split which was effective on March 17, 2000.

Andrew J. Frawley             1999     $ 275,000   $ 55,000     $28,683,260     300,000        --
Chairman  of the  Board,      1998     $ 200,000   $100,000     $16,661,664     210,000        --
President and Chief           1997     $ 200,000   $100,000     $ 2,319,440     302,400        --
Executive Officer

David G. McFarlane            1999     $ 150,000   $ 77,008     --              140,000        --
Chief Operating Officer       1998     $ 139,375   $134,723     --               60,000        --
                              1997     $  78,757   $ 47,500     --              600,000        --

David L. Fitzgerald           1999     $ 125,012   $ 97,276     --               40,000        --
Vice President,               1998     $  59,891   $ 53,988     --              380,000        --
North American Sales          1997     $           $            --
and Alliances

F. Daniel Haley               1999     $ 150,000   $  48,653    --              120,000
Chief Deal Officer            1998     $  21,635   $  25,000    --              200,000        --
                              1997     $           $                                           --

N. Wayne Townsend             1999     $ 150,000   $  77,544    $   283,647      60,000
Vice President,               1998     $ 134,375   $  77,762    $   736,088      23,000
Solutions                     1997     $ 125,000   $  85,000    $    81,975     148,000


---------------

(1) Excludes certain perquisites and other benefits the amount of which did not exceed 10% of the employee's total salary and bonus.

(2) Represents the value of vested restricted stock at December 31, 1999, 1998 and 1997 using a fair market value for the Common Stock of $27.94, $9.81 and $1.64 per share, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information regarding grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 1999.

                        NUMBER OF     PERCENT
                       SECURITIES     OF TOTAL
                       UNDERLYING     OPTIONS
                        OPTIONS      GRANTED TO     EXERCISE                GRANT DATE
                        GRANTED     EMPLOYEES IN    OR BASE    EXPIRATION     PRESENT
       NAME            (SHARES)      FISCAL 1999     PRICE        DATE       VALUE(1)
-----------------------------------------------------------------------------------------

Andrew J. Frawley       300,000         11.3%       $  9.35    3/16/2009    $1,473,780

David G. McFarlane      100,000         3.8%        $  8.50    3/16/2008    $  543,980

David L. Fitzgerald      40,000         1.5%        $  8.50    3/16/2008    $  206,612

F. Daniel Haley          60,000         2.2%        $  8.50    3/16/2009    $  234,154

F. Daniel Haley          60,000         2.2%        $ 13.19    9/10/2009    $  473,940

N. Wayne Townsend        60,000         2.2%        $  8.50    3/16/2008    $  305,418

----------

(1) Based on the Black-Scholes pricing model suggested by the Securities and Exchange Commission. The estimated values under that model are based on the following assumptions: (i) expected volatility of 75.5%; (ii) expected life of four years; and (iii) risk-free interest rate of 5.54%. No dividends on common stock were assumed for purposes of this estimate.

AGGREGATE OPTION EXERCISES IN LAST FISCAl YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information with respect to the stock options exercised during the fiscal year ended December 31, 1999, and the unexercised stock options held at the end of such fiscal year by the Named Executive Officers.

                                               NUMBER OF SECURITIES
                                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                                 OPTIONS HELD AT          IN-THE-MONEY OPTIONS
                                               DECEMBER 31, 1999(1)      DECEMBER 31, 1999(2)
                                              -----------------------------------------------------
                       SHARES
                       ACQUIRED      VALUE    EXERCISABLE UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
       NAME          ON EXERCISE   REALIZED
---------------------------------------------------------------------------------------------------

Andrew J. Frawley       --          --          480,000      330,000    $12,398,625   $6,913,500

David G. McFarlane    208,470   $2,704,308      137,492      310,038    $ 3,738,493   $7,659,799

David L. Fitzgerald    63,000   $  865,552       79,500      257,500    $ 1,753,531   $5,836,406

F. Daniel Haley        12,500   $  171,417        1,000      242,500    $    19,438   $4,913,444

N. Wayne Townsend       --          --          100,500      112,500    $ 2,636,044   $2,722,144

----------
(1) "Exercisable" refers to those options which were both exercisable and vested, while "Unexercisable" refers to those options which were unvested.

(2) Based on the difference between the aggregate exercise price and the closing price of the Common Stock of $27.94 per share on the Nasdaq National Market as of December 31, 1999.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Mr. Frawley, the Company's President and Chief Executive Officer, is employed pursuant to an employment agreement with the Company, dated November 15, 1996. Under the terms of the employment agreement, Mr. Frawley is entitled to a performance bonus upon the Company's achievement of certain profitability performance milestones and Mr. Frawley's corporate citizenship performance, as assessed by the Board of Directors. Mr. Frawley received a base salary of $275,000 in 1999 and a performance bonus of $55,000. Mr. Frawley's employment with the Company may be terminated by the Company at any time with or without cause, subject to the requirements of applicable law. Upon termination of the Employment Agreement and Mr. Frawley's employment by the Company, Mr. Frawley is not entitled to any severance benefits other than as may be required by applicable law.

     None of the Company's other executive officers has entered into an employment agreement with the Company, and all serve at the discretion of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Audit Committee or the Compensation Committee is a past or current officer or employee of the Company.

                         COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE OFFICER COMPENSATION


COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's compensation philosophy is that executive officer compensation should reflect the value created and protected for stockholders, while furthering the Company's short- and long-term strategic goals and values by aligning compensation with business objectives and individual performance. Short- and long-term compensation should provide an incentive for the achievement of strategic goals, be tied to the Company's achievement of quarterly performance targets and attract and retain qualified executive officers essential to the long-term success of the Company. Accordingly, the Company's executive officer compensation package consists of three primary components: base salary, quarterly and annual cash bonuses and grants of stock options, including stock options whose vesting may be accelerated during the year based on the achievement of well-defined fiscal and professional objectives at the beginning of such year.

     In evaluating its executive officers' performance, the Company generally follows the process outlined below:

     o Prior to or shortly after the beginning of each fiscal year, the Company sets goals and objectives that are reviewed with, and ultimately approved by, the full Board of Directors. The Chief Executive Officer reports to the Board on the Company's progress toward the achievement of these goals and objectives throughout the year at Board meetings and at other times as necessary.

     o The Chief Executive Officer submits for the Compensation Committee's consideration at the end of the fiscal year the amount of proposed compensation (following fiscal year base salary, current fiscal year cash bonus and stock option awards) for himself and for the Company's other executive officers. The executive officers' fiscal year cash bonus is payable upon the achievement of well-defined objectives established at the beginning of each year. In addition, some executive officers have been granted performance-based stock options whose vesting may be accelerated based on the achievement of fiscal and professional objectives established at the beginning of each fiscal year. The following fiscal year base salary, as well as current year stock option awards, are based on more subjective factors, including the Board of Directors' evaluation of the Company's success in meeting its strategic objectives during the most recent fiscal year and the Chief Executive Officer's subjective evaluation of each executive officer's individual performance relative to a set of pre-determined individual performance objectives.

     o The Compensation Committee acts upon the recommendations made with respect to the executive officers after weighing the Board of Directors' evaluation of the Company's overall achievements for the year, the Chief Executive Officer's discussion of each executive officer's individual performance for the year and each executive officer's current level of compensation. The Compensation Committee performs a comprehensive review of the compensation paid to the Company's executive officers, including an independent third party comparison of the compensation paid to the executive officers with that paid to other officers in similar roles within comparable public companies. That review, combined with the Compensation Committee members' general industry experience, enables the Compensation Committee to assess whether proposed compensation levels are in keeping with industry norms.

     o The Compensation Committee applies the same criteria in evaluating the Chief Executive Officer's cash compensation as that applied to the other executive officers of the Company as previously explained.

COMPENSATION FOR FISCAL 1999

Chief Executive Officer Compensation

     In January 1999, the Compensation Committee set Mr. Frawley's 1999 annual base salary at $275,000. In addition, the Compensation Committee recommended, and the Board of Directors approved, a grant of an option to purchase 300,000 shares of Common Stock. The Compensation Committee felt that 1999, being the first full year as a public company, would be a critical year in establishing the Company's foothold in the evolving eCRM marketplace. In addition to expanding the Company's geographic penetration, the Compensation Committee realized the identification and acquisition of complementary technologies and competancies would be critical to the Company's success. It was the Compensation Committee's belief that Mr. Frawley's 1999 base salary, as well as the 1999 stock option award, was commensurate for his performance.

     In January 2000, the Compensation Committee determined that Mr. Frawley achieved the major objectives of the previous year, including the successful completion of a follow on stock offering in June 1999 and the identification and acquisition of the eXstatic Software (formerly Gino Borland Inc) in August 1999, and awarded Mr. Frawley a bonus accordingly. The actual bonus granted to Mr. Frawley for fiscal 1999 was $55,000, which was paid based on the achievement of quarterly objectives throughout the year. In addition, the Compensation Committee set Mr. Frawley's 2000 annual base salary at the same $275,000 level paid in 1999, feeling that it represented a level commensurate with chief executive officers in other public companies who are of similar size and growth characteristic.

Report on Executive Compensation

     In January 1999, Mr. Frawley recommended, and the Compensation Committee accepted, base salary increases for the executive staff of up to 15%. The increases were determined after reviewing performance against goals and objectives set for the year and also against salaries of similar positions in comparable companies.

     The executive officers' stock options awarded during the year to executive officers who were employed as of January 1, 1999, other than Mr. Frawley, amounted to 460,000 shares of common stock. In addition, the Compensation Committee approved the vesting of options to purchase 127,750 shares of Common Stock for the executive staff, granted as part of performance-based stock options whose vesting is tied to the achievement of personal and Company objectives.

Conclusion

     The Company does not believe that section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company.

     The Compensation Committee believes that the total 1999-related compensation of the Chief Executive Officer and each of the executive officers, as described above, is fair and is within the range of compensation for executive officers in similar positions at comparable companies.

                             Compensation Committee
                             Jeffrey Horing and
                             William Bryant

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares the performance of the Company's Common Stock to the Nasdaq Stock Market Index and to a peer group index since December 8, 1998 (the effective date of the Company's initial public offering of the Common Stock). The peer group is comprised of Hyperion Solutions, HNC Software Inc., Siebel Systems, Inc. and Remedy Corporation. The comparison assumes $100 was invested on December 9, 1998 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance on the graph below is not necessarily indicative of future stock price performance.


                          CORPORATE PERFORMANCE GRAPH












                                [INSERT GRAPH]

                                 PROPOSAL NO. 2
                APPROVAL OF AMENDMENT TO 1996 STOCK OPTION PLAN


     On April 21, 2000, the Board of Directors increased the authorized number of shares of Common Stock reserved for issuance under the Company's 1998 Stock Incentive Plan (the "Plan") from 5,400,000 to 9,400,000. The Company, through the granting of incentive and nonstatutory stock options, provides incentives to key employees and other persons who provide services to the Company by enabling them to acquire or increase their proprietary interest in the Company.

     The affirmative vote of the holders of a majority of Common Stock present at the Meeting, in person or by proxy, is required to approve the amendment to the Plan.

SUMMARY DESCRIPTION OF THE 1998 STOCK INCENTIVE PLAN

     The Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the Plan, the Compensation Committee has complete authority to designate persons to receive awards, to grant the awards, to determine the form of the awards and to fix all terms of any awards granted. Incentive stock options, which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted only to officers and other employees of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (not less than 110% for incentive stock options granted to any 10% stockholder of the Company). The aggregate exercise price of the shares of Common Stock as to which an incentive stock option becomes exercisable in any calendar year may not exceed $100,000. The term of an incentive stock option may not exceed ten years (five years in the case of an incentive stock option granted to any 10% stockholder of the Company). Nonstatutory stock options may be granted on such terms (date of grant, vesting, number of shares and exercise price) as the Board may determine, subject to the terms of the Plan. Grants of restricted stock may be made to eligible persons and are evidenced by a restricted stock agreement, subject to the terms of the Plan. The Plan may be terminated or amended by the Board at any time, subject to any required regulatory approval. The stockholders of the Company must approve any amendment if such approval is required to comply with any applicable tax or regulatory requirement or the terms of the Plan.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANTS

     Nonstatutory options. There are no Federal income tax consequences to the Company or the participants upon grant of nonstatutory options. Upon the exercise of such an award (or other realization event, such as the lapse of a forfeiture restriction), (i) the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such award exceeds the exercise price, if any, and (ii) the Company will receive a corresponding deduction. A sale of Common Stock so acquired will give rise to a capital gain equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.

     Incentive stock options. Except as noted below, there are no Federal income tax consequences to the Company or the participant upon grant or exercise of an incentive stock option. If the participant holds shares of Common Stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and the Company will be entitled to an equivalent deduction. Some participants may have to pay alternative minimum tax upon exercise of an incentive stock option.

     Restricted stock awards. When a participant receives an award of restricted stock that is subject to a substantial risk of forfeiture, the participant will not have to report any taxable income except as follows: if
(i) the participant makes an "83(b) election", at the date the participant receives the restricted stock award he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any (value is determined without regard to the risk of forfeiture); and (ii) if the participant does not make an 83(b) election, at the date or dates the substantial risk of forfeiture that applies to the award expire, the participant will have to report compensation income equal to the difference between the then-value of the shares and the price paid for the shares, if any. Participants may have to report taxable gain or loss when they sell the shares they received as restricted stock awards.

     Although the foregoing summarizes the essential features of the Plan, it is qualified in its entirety by reference to the full text of the Plan as amended, which is attached as Exhibit 1 to this Proxy Statement.


                               NEW PLAN BENEFITS

                           1998 STOCK INCENTIVE PLAN


     The following table sets forth as of April 19, 2000 the number of options to purchase Common Stock under the 1998 Stock Incentive Plan since the Plan was adopted by the Company by each of (i) the officers listed in the Executive Compensation Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group:

                                                                                NUMBER OF
NAME AND POSITION                                                                 UNITS      DOLLARVALUE (1)

Andrew J. Frawley, Chairman, President and CEO (2)............................  ` 550,000
N. Wayne Townsend, Vice President, Solutions (3)..............................    130,000
David G. McFarlane, Chief Operating Officer (4)...............................    260,000
David L. Fitzgerald, Vice President, North American Sales and Alliances (5)...     80,000
F. Daniel Haley, Chief Deal Officer(6)........................................    230,000
Dean F. Goodermote, Director..................................................      --             --
All directors who are not executive officers of the Company as a group........      --             --
All present executive officers of the Company as a group......................  1,190,000
All employees of the Company,  including all current officers, who are not executive officers, as a group................................................  2,279,642

------------------------------

(1) Market value of underlying securities at April 19, 2000, minus the exercise price of "in-the-money" options.

(2) 300,000 shares granted on March 17, 1999 at an exercise price of $ 9.35 per share

(3) 60,000 shares granted on March 17, 1999 at an exercise price of $ 8.50 per share

(4) 140,000 shares granted on March 17, 1999 at an exercise price of $ 8.50 per share

(5) 40,000 shares granted on March 17, 1999 at an exercise price of $ 8.50 per share

(6) 60,000 shares granted on March 17, 1999 at an exercise price of $ 8.50 per share and 60,000 shares granted on September 10, 1999 at an exercise price of $ 13.19 per share

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                                PROPOSAL NO. 3

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION


NAME CHANGE

     On April 21, 2000 the Board of Directors unanimously adopted a resolution approving a change in the Company's name from Exchange Applications, Inc. to Xchange, Inc. The Board of Directors declare it advisable and in the best interests of the Company to amend the Company's Certificate of Incorporation to effectuate such name change.

     The name change is being made at the suggestion of marketing consultants hired by the Company to help create a corporate identity and brand that is tied to the new business and products the Company is developing in the internet eCRM industry.

     The name change will not affect the validity of currently outstanding stock certificates. The Company's current stockholders will not be required to surrender or exchange any stock certificates that they now hold and should not send such certificates to the Company or its transfer agent for exchange.

     Section 242 of the Delaware Law provides an outline of the scope of amendments that a Delaware corporation can make to its Certificate of Incorporation. These include the name change as proposed.

     The procedure and requirements to effect an amendment to the Certificate of Incorporation of a Delaware corporation are set forth in this Section. This Section provides that the proposed amendments must first be adopted by the Board of Directors, submitted to the stockholders for their consideration at a special or annual meeting and must be approved by persons owning a majority of the outstanding voting securities.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As evidenced by a Promissory Note (the "Note"), dated as of December 4, 1997, in the original principal amount of $124,997.73, the Company loaned to Mr. Frawley the total amount of the purchase price for 38,249 shares of Series B Convertible Preferred Stock purchased by Mr. Frawley under the Stock Purchase and Waiver Agreement, dated as of December 4, 1997. The Note bears interest at 8% per annum and is secured by 38,249 shares of Common Stock owned by Mr. Frawley. The largest aggregate amount of the indebtedness outstanding at any time during 1999 was $146,025.13. As of April 19, 2000, the outstanding balance of the indebtedness under the Note was $149,080.63.

     From time to time, the Company has retained the services of the law firm of Bingham Dana LLP. The Company's legal fees to Bingham Dana LLP in 1999 exceeded $600,000. Neil W. Townsend, a partner at Bingham Dana LLP, is the brother of N. Wayne Townsend, Vice President, Financial Services Solutions.

     As part of the settlement of his January 1998 divorce proceeding, John G. O'Brien, Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, voluntarily filed a bankruptcy petition under Chapter 13 of the federal bankruptcy code. The Company does not believe that the filing of such petition or the related circumstances reflects on Mr. O'Brien's ability or integrity as an executive officer of the Company.

     For a description of certain transactions and certain employment and other arrangements between the Company and certain of its directors and executive officers, see "Compensation of Directors," "Executive Compensation" and "Executive Employment Agreements."


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors, its executive (and certain other) officers, and any persons holding more than 10 percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("SEC"). Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during 1999. A Form 4 (Statement of Changes in Beneficial Ownership of Securities) was not filed on a timely basis in January 1999 by the following persons in connection with a December 1998 transaction: Andrew J. Frawley, David G. McFarlane, Michael D. McGonagle, Patrick A. McHugh, N. Wayne Townsend and Dean F. Goodermote. A Form 4 was not filed on a timely basis by each of Dean F. Goodermote, Jeffrey Horing and Ramanan Raghavendran for grants of stock options in September 1999. Additionally, William Bryant was one day late in filing a Form 3 (Initial Statement of Beneficial Ownership of Securities) upon becoming a director in October 1999.

                             STOCKHOLDER PROPOSALS

     All stockholder proposals that are intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company not later than November 15, 2000, for inclusion in the Board of Directors' proxy statement and form of proxy relating to such annual meeting.

                                OTHER BUSINESS

     Representatives of Arthur Andersen LLP, the Company's independent public accountants, are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The Board of Directors knows of no other business to be acted upon at the Meeting. However, if any other business properly comes before the Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

     The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Meeting, please sign the proxy and return it in the enclosed envelope.


                          ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which includes financial statements, has been filed with the SEC. Copies of the Annual Report on Form 10-K may be obtained by stockholders of the Company without charge upon written request to the Secretary of the Company at the address set forth below.



                                  BY ORDER OF THE BOARD OF DIRECTORS

                                  JOHN G. O'BRIEN
                                  Secretary
                                  Exchange Applications, Inc.
                                  89 South Street
                                  Boston, MA 02111

May 15, 2000

                                                                      EXHIBIT 1

                          EXCHANGE APPLICATIONS, INC.

                           1998 STOCK INCENTIVE PLAN

     1. Purpose. This Exchange Applications, Inc. 1998 Stock Incentive Plan (the "Plan") is intended to provide incentives (a) to the officers and other employees of Exchange Applications, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted hereunder ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); and (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of restricted stock in the Company ("Restricted Stock"). Both ISOs and Non-Qualified options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code.

     2. Administration of the Plan. (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee (the "Committee") of two or more of its members to administer the Plan. Subject to ratification of the grant of each option or Restricted Stock by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Restricted Stock) to whom Non-Qualified options or Restricted Stock may be granted; (ii) determine the time or times at which options or Restricted Stock may be granted; (iii) determine the option price of shares subject to each option, which price with respect to ISOs shall not be less than the minimum specified in paragraph 6, and the purchase price of Restricted Stock; (iv) determine whether each option granted shall be an ISO or a Non-Qualified option; (v) determine (subject to paragraph 7) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to options and to Restricted Stock, and the nature of such restrictions, if any; and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option or authorization or agreement for Restricted Stock granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Restricted Stock granted under it.

     (b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in the Plan to the Committee shall mean the Board if there is no Committee so appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     3. Eligible Employees and Others. ISOs may be granted to any officer or other employee of the Company or any Related Corporation. Those directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options and Restricted Stock may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration an optionee's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option or Restricted Stock. Granting of any Option or Restricted Stock to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options or Restricted Stock.

     4. Stock. The stock subject to options and Restricted Stock shall be authorized but unissued shares of Common Stock of the Company, $.001 par value per share (the "Common Stock"), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number shares which may be issued pursuant to the Plan is 2,700,000, subject to adjustment as provided in paragraph 13. Any such shares may be issued as ISOs, Non-Qualified Options or Restricted Stock so long as the aggregate number of shares so issued does not exceed such number, as adjusted. If any Option granted under the Plan shall expire, be cancelled or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if any Restricted Stock shall be reacquired by the Company by exercise of its repurchase option, the shares subject to such expired, terminated or cancelled Option and reacquired shares of Restricted Stock shall again be available for grants of Options or Restricted Stock under the Plan.

     5. Grants Under the Plan. Options or Restricted Stock may be granted under the Plan at any time on or after July 15, 1998 and prior to July 15, 2008. Any such grants of ISOs shall be subject to the receipt, within 12 months of July 15, 1998, of the approval of Stockholders as provided in paragraph 17. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it awards the option; provided, however, that such date shall not be prior to the date of award. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a NonQualified Option pursuant to paragraph 15.

     6. Minimum Option Price. (a) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value of Common Stock on the date of grant.

     (b) In no event shall the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000. If the foregoing limitation is exceeded, the balance shall be non-statutory options.

     (c) If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if such stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market System or on a national securities exchange. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arms' length.

     7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than ten years from the date of grant or, in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, not more than five years from date of grant. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified option pursuant to paragraph 15.

     8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each option granted under the Plan shall be exercisable as follows:

     (a) The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

     (b) Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

     (c) Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

     (d) The Committee shall have the right to accelerate the date of exercise of any installment; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 15) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code which provides generally that the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all plans of the Company and any Related Corporation) shall not exceed $100,000.

     9. Termination of Employment. If an ISO optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability as provided in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of 60 days from the date of termination of his employment, but in no event later than on their specified expiration dates except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 15. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. Nothing in the Plan shall be deemed to give any grantee of any option or Restricted Stock the right to be retained in employment or other service by the Company or any Related Corporation for any period of time. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. In granting any Non-Qualified option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination or cancellation provisions as the Committee may determine.

     10. Death; Disability; Dissolution. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any Option of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the option by will or by the laws of descent and distribution, at any time prior to the earlier of the Option's specified expiration date or 180 days from the date of the optionee's death.

     If an optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any Option held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the option's specified expiration date or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall have the meaning assigned to it in Section 22(e)(3) of the Code or any successor statute.

     In the case of a partnership, corporation or other entity holding a Non-Qualified Option, if such entity is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such optionee is not the surviving entity, such Option shall terminate immediately.

     11. Assignability. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the Optionee each Option shall be exercisable only by him.

     12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including transfer and repurchase restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. Adjustments. Upon the happening of any of the following described events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided:

     (a) Subject to any contrary provision contained in any instrument evidencing an option, in the event shares of Common Stock shall be sub-divided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of common stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange.

     (b) In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising an Option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of grant of such Option and the date of its exercise.

     (c) Notwithstanding the foregoing, any adjustments made pursuant to subparagraph (a) or (b) shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments with respect to ISOs will constitute a "modification" of such ISOs as that term is defined in Section 424 of the Code, or cause any adverse tax consequences for the holders of such ISOs. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

     (d) No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph (d), would have been issued to an optionee pursuant to an Option, shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the optionee shall receive from the Company cash in lieu of such fractional shares.

     (e) Upon the happening of any of the foregoing events described in subparagraphs (a) or (b) above, the class and aggregate number of shares set forth in paragraph 4 hereof which are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events specified in such subparagraphs. The Committee shall determine the specific adjustments to be made under this paragraph 13, and subject to paragraph 2, its determination shall be conclusive.

     14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (i) in United States dollars in cash or by check, or (ii) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (iii) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (iv) at the discretion of the Committee, by any combination of
(i), (ii) and (iii) above. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to change in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificates is issued.

     15. Conversion of ISOs into Non-Qualified Options: Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     16. Restricted Stock. Each grant of Restricted Stock under the Plan shall be evidenced by an instrument (a "Restricted Stock Agreement") in such form as the Committee shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions, and with such other terms and conditions as the Committee, in its discretion, shall establish:

     (a) The Committee shall determine the number of shares of Common Stock to be issued to an eligible person pursuant to the grant of Restricted Stock, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both.

     (b) Shares issued pursuant to a grant of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution, or as otherwise determined by the Committee in the Restricted Stock Agreement, for such period as the Committee shall determine, from the date on which the Restricted Stock is granted (the "Restricted Period"). The Company will have the option to repurchase the Common Stock at such price as the Committee shall have fixed in the Restricted Stock Agreement which option will be exercisable (i) if the participant's continuous employment or performance of services for the Company and the Related Corporations shall terminate prior to the expiration of the Restricted Period,
(ii) if, on or prior to the expiration of the Restricted Period or the earlier lapse of such repurchase option, the participant has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such Restricted Stock, or (iii) under such other circumstances as determined by the Committee in its discretion. Such repurchase option shall be exercisable on such terms, in such manner and during such period as shall be determined by the Committee in the Restricted Stock Agreement. Each certificate for shares issued as Restricted Stock shall bear an appropriate legend referring to the foregoing repurchase option and other restrictions; shall be deposited by the stockholder with the Company, together with a stock power endorsed in blank; or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion. Any attempt to dispose of any such shares in contravention of the foregoing repurchase option and other restrictions shall be null and void and without effect. If shares issued as Restricted Stock shall be repurchased pursuant to the repurchase option described above, the stockholder, or in the event of his death, his estate, personal representative, or beneficiary who has acquired the Restricted Stock by will or by the laws of descent and distribution, shall forthwith deliver to the Secretary of the Company the certificates for the shares, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company. If the repurchase option described above is not exercised by the Company, such repurchase option and the restrictions imposed pursuant to the first sentence of this subparagraph (b) shall terminate and be of no further force and effect.

     (c) If a person who has been in continuous employment or performance of services for the Company or a Related Corporation since the date on which Restricted Stock was granted to him shall, while in such employment or performance of services, die, or terminate such employment or performance of services by reason of disability or by reason of early, normal or deferred retirement under an approved retirement program of the Company or a Related Corporation (or such other plan or arrangement as may be approved by the Committee in its discretion, for this purpose) and any of such events shall occur after the date on which the Restricted Stock was granted to him and prior to the end of the Restricted Period, the Committee may determine to cancel the repurchase option (and any and all other restrictions) on any or all of the shares of Restricted Stock; and the repurchase option shall become exercisable at such time as to the remaining shares, if any.

     17. Term and Amendment of Plan. This Plan was adopted by the Board on July 15, 1998, subject to approval of the Plan by the holders of a majority of the outstanding voting stock of the Company. The Plan shall expire on July 15, 2008 (except as to options and Restricted Stock outstanding on that date). Subject to the provisions of paragraph 5 above, Options and Restricted Stock may be granted under the Plan by the Committee, prior to the date of stockholder approval of the Plan. If the approval of stockholders is not obtained by July 15, 1999, any grants of options or Restricted Stock under the Plan made prior to that date will be rescinded. The Board may terminate or amend the Plan in any respect at any time, except that, any amendment that (a) increases the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 13), (b) changes the class of persons eligible to participate in the Plan, or (c) materially increases the benefits to participants under the Plan, shall be subject to approval by stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the foregoing amendments, and shall be null and void if such approval is not obtained. Except as provided in the fourth sentence of this paragraph 17, in no event may action of the Board or stockholders alter or impair the rights of an optionee or purchaser of Restricted Stock without his consent, under any Option or Restricted Stock previously granted to him.

     18. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options and Restricted Stock authorized under the Plan shall be used for general corporate purposes.

     19. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     20. Withholding of Additional Income Taxes. The Company, in accordance with the Code, may, upon exercise of a Non-Qualified Option or the purchase of Common Stock for less than its fair market value or the lapse of restrictions on Restricted Stock or the making of a Disqualifying Disposition (as defined in paragraph 21) require the employee to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income.

     21. Notice to Company of Disqualifying Disposition. Each employee who receives IS0s shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

     22. Governing Laws; Construction. The validity and construction of the Plan and the instruments evidencing options and Restricted Stock shall be governed by the laws of the Commonwealth of Massachusetts. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

                          EXCHANGE APPLICATIONS, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                ANNUAL MEETING OF STOCKHOLDERS ON JUNE 14, 2000

     The undersigned hereby appoints Andrew J. Frawley and John G. O'Brien and each of them proxies, each with power of substitution, to vote at the Annual Meeting of Stockholders of EXCHANGE APPLICATIONS, INC. to be held on June 14, 2000 (including any adjournments or postponements thereof), with all the powers the undersigned would possess if personally present, as specified on the ballot below on the matters listed below and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

         DETACH HERE --------------------------------------------

Detach card below, sign, date and mail in postage paid envelope provided.

                          EXCHANGE APPLICATIONS, INC.
                       89 South Street, Boston, MA 02111


[X] Please mark votes as in this example.

1.   Election of one Class II Director
         Nominee:        Dean F. Goodermote

FOR  NOMINEE [_]
WITHHELD FROM NOMINEE [_]

2. Proposal to ratify the amendment to the 1998 Stock Incentive Plan to increase the number of authorized shares.

FOR [_]
AGAINST [_]
ABSTAIN [_]

3. Proposal to amend the Company's Certificate of Incorporation to effectuate the change of the Company's name from Exchange Applications, Inc. to Xchange Inc.

FOR [_]
AGAINST [_]
ABSTAIN [_]

MARK HERE FOR ADDRESS CHANGE AND [_] NOTE AT LEFT

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no contrary specification is made, this proxy will be voted FOR each of Proposal No. 1, Proposal No. 2 and Proposal No. 3 and upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof in the appointed proxies' discretion.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [__]

Please date, sign as name appears at left, and return this proxy in the enclosed envelope, whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend..

(Executors, administrators, trustees, custodians, etc. should indicate capacity in which signing. When stock is held in the name of more than one person, each person should sign the proxy.

Signature ________________

Date _________________